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                                                                    EXHIBIT 23.4


               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS


         As independent petroleum engineers, Ryder Scott Company Petroleum Engineers hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Chesapeake Energy Corporation (the "Company") of all references to our reports and our firm included in or made a part of the Company's Annual Report on Form 10-K for the year ended December 31, 1998. This registration statement on Form S-8 is to be filed on or about February 14, 2000.








                                             RYDER SCOTT COMPANY PETROLEUM
                                             ENGINEERS

Houston, Texas
February 14, 2000